Exhibit 4.2


         THE SECURITIES REPRESENTED BY THIS STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER AND ASSIGNABILITY SET FORTH IN SECTION 7 HEREOF.

                            STOCK PURCHASE WARRANT
                     TO SUBSCRIBE FOR AND PURCHASE SHARES
                       OF COMMON STOCK, NO PAR VALUE OF
                             NEMATRON CORPORATION

                                                     , 199


         THIS STOCK PURCHASE WARRANT ("Warrant") CERTIFIES THAT, for value
received, subject to the provisions hereinafter set forth,       (the
"Holder") is entitled to purchase from Nematron Corporation, a Michigan corporation, and its successors and assigns (the "Company")
shares of common stock of the Company, no par value (the "Common Stock"), at the price of $2.50 per share (the "Per Share Warrant Price"), at any time
and from time to time after the date hereof and until           , subject to
the provisions and adjustments and on the terms and conditions hereinafter set forth. The Per Share Warrant Price, when multiplied by the number of shares purchasable hereunder shall be referred to as the "Aggregate Warrant Price," and the number of shares purchasable hereunder and the Per Share Warrant Price are subject to adjustment, as hereinafter provided.

         This Warrant is one of several warrants issued by the Company for the purchase of an aggregate of 485,263 shares of Common Stock issued to the persons listed on Schedule A to this Warrant. The Company has issued such warrants pursuant to the terms of an Agreement and Plan of Merger between the Company and Imagination Systems, Inc. dated February 2, 1995 (the "Merger Agreement").

         The following is a statement of the rights of the Holder of this Warrant and the terms and conditions to which this Warrant is subject, to which terms the Holder hereof, by acceptance of this Warrant, assents.


1.  EXERCISE OF WARRANT

         Subject to the conditions set forth herein, this Warrant may be exercised in whole at any time or in part from time to time by the Holder hereof, by the surrender of this Warrant at the principal office of the Company within the period above named and upon payment to the Company of the Aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased. Such payment may be made by the Holder in the form of a certified or cashier's check. If this Warrant is exercised with respect to less than all of the shares at the time purchasable hereunder, the Holder hereof shall be entitled to receive a new warrant covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the Aggregate Warrant Price applicable to such shares.

         The Company shall keep a warrant registry book of the names of all the holders of its registered warrants (including the Holder) and their registered assigns.


2.  RESERVATION OF SHARES OF COMMON STOCK

         The Company agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and hold in reserve for issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

3.  ADJUSTMENTS FOR DILUTING ISSUES

         The number of shares of Common Stock deliverable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

         (a) In the event the Company shall (i) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend payable in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of the Company of any class or series, the holder of this Warrant shall thereafter be entitled to receive upon the exercise of this Warrant the number of shares of Common Stock which he would have owned or have been entitled to receive had the Warrant been exercised immediately prior to the happening of such event, such adjustment to become effective immediately after the opening of business on the day following such record date or the day upon which such subdivision, combination or reclassification becomes effective.

         (b) In the event that the Company takes a record of holders of Common Stock for the purpose of entitling them to receive a dividend payable in any security convertible into Common Stock and the holder of this Warrant thereafter exercises the purchase rights hereunder, such holder shall be entitled to receive upon such exercise, in addition to the shares of Common Stock deliverable to him in accordance with the provisions hereof, the number of shares or principal amount of such security convertible into Common Stock as he would have been entitled to receive if he had converted immediately prior to the taking of such record.

         (c) No adjustment in the number of shares purchasable upon exercise of this Warrant shall be required unless such adjustment would require an increase or decrease of at least one-tenth of a share in the number of shares for which this Warrant is exercisable; provided, however, that any adjustment which by reason hereof is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (d) No fractional shares of Common Stock shall be issued upon exercise of this Warrant, but, instead, to the extent that any fraction of a share would otherwise be issuable, the Purchase Price shall be proportionately reduced.

4.  FULLY PAID STOCK; TAXES

         The Company agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of this Warrant as herein provided shall, at the time of such delivery, be fully paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. Each and every certificate for the Company's Common Stock to be delivered on the exercise of this Warrant shall bear an appropriate legend regarding restrictions on transferability. The Company further agrees that it will pay when due and payable any and all federal and state taxes which may be payable by the Company in respect of the issue of this Warrant, or any Common Stock or certificates therefor upon the exercise of this Warrant, pursuant to the provisions thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer, in whole or in part, of this Warrant (including the issuance of new warrants in connection therewith) or the delivery of stock certificates in a name other than that of the Holder of this Warrant presented for exercise, and any such tax shall be paid by such Holder at the time of presentation.




5.  CLOSING OF TRANSFER BOOKS

         The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon the exercise of this Warrant while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

6.  LOST OR STOLEN WARRANTS

         In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon an indemnity agreement or bond reasonably satisfactory to the Company.

7.  ASSIGNMENT

         This Warrant is not assignable or transferable except to the successors, heirs or legal representatives of the Holder hereof. The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

8.  SECURITIES MATTERS; REGISTRATION RIGHTS FOR WARRANT SHARES

         (a) Neither this Warrant nor the shares issuable upon exercise of this Warrant (the "Warrant Shares") have been registered under the Securities Act of 1933 (the "Act"), as amended, or any applicable "Blue Sky" laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that Holder will not offer, distribute, sell, transfer or otherwise dispose of the Warrant Shares except pursuant to (i) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto, (ii) an opinion, satisfactory to the Company, addressed to the Company, of counsel satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws, or (iii) a letter from the staff of the Securities and Exchange Commission or any state securities commissioner, as the case may be, to the effect that it will recommend that no action be taken with respect to such transaction. The Holder agrees, by acceptance of this Warrant, to execute any and all documents deemed necessary by the Company and required by the regulatory authority of any state in connection with any public offering by the Company of the Warrant Shares.

         (b) If, at any time, (i) the Common Stock is trading at a price of 10% or more above the Per Share Warrant Price, and either (ii) there is a request by holders representing the right to purchase not less than 50% of the Common Stock purchasable upon the exercise of all warrants issued pursuant to the Merger Agreement, or (iii) holders with a right to purchase not less than 25% of the Common Stock purchasable upon exercise of all warrants issued pursuant to the Merger Agreement have exercised their warrants, the Company agrees to use its best efforts to effect registration of the warrant shares underlying all warrants issued pursuant to the Merger Agreement under the Act and any applicable "Blue Sky" laws; provided, however, that in no event will the Company be required to act more than once in connection herewith, or to have its financial statements audited for the purpose of effecting such registration at a time other than the time the Company's fiscal year-end audit is regularly scheduled. The Company agrees to pay all costs and expenses of such registration.

10.  MISCELLANEOUS

         (a) Successors and Assigns. All convenants and agreements in this Warrant shall be binding upon the Company and its successors and assigns.

         (b) Governing Law. This Warrant shall be construed and enforced in accordance with the laws of the State of Michigan.

         (c) Amendments. The Company may, with the consent of the holders of warrants representing the right to purchase not less than 66-2/3% of the aggregate number of shares of Common Stock purchasable upon the exercise of all warrants issued pursuant to the Merger Agreement, add any provision to, change in any manner or eliminate any provision from this Warrant.

         (d) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered mail, postage prepaid, and if to the Holder, addressed to the Holder at the Holder's address appearing on the warrant registry book of the Company, and if to the Company, addressed to it at 5840 Interface Drive, Ann Arbor, Michigan 48103, Attention: President, or to such other address or attention as shall be furnished in writing by the Company or the Holder, and any such notice shall be deemed to have been given as of the date received.

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by a duly authorized officer and this Warrant to be dated the date set forth above.


                                    NEMATRON CORPORATION


                               By:
                                   ------------------------------
                              Its:
                                   ------------------------------


                                               SCHEDULE A


                   HOLDERS OF NEMATRON CORPORATION WARRANTS


         The following schedule sets forth the names of the holders of Nematron Corporation ("Nematron") warrants issued in connection with the merger of Nematron and Imagination Systems, Inc. All warrants are identical, except for the names of the warrant holders and the number of shares for which the warrant is exercisable.

         Name

J. Eric May
Frank G. Logan, III
Stockton N. Smith
Henry B. duPont Smith
Sallie N. Smith
Lumber Industries, Inc.
E.N. Smith & Co.
Jeffrey Achesinski
Michael L. Hershey
Perter Dalke
Charles Keiger
Sally S. Logan
Dawn Snell White
Teddy Davis
David M. Bentz
Thomas M. Walsh
StockCross & Co.
Danny White
Frank G. Logan, III,
 Custodian for E.M. Logan
Frank G. Logan, III,
 Custodian for J.D. Logan
Frank G. Logan, III,
 Custodian for M.C. Logan
Alfred B. duPont
E. Bradford duPont, Jr.
M. Lynne duPont
Edwin Moore
Joe Bland
Michelle Nemes
Barbara Harrigan
Thomas Brown
Brian Domino
Kurt Crisman
Laurel Swanson
Lloyd Thatcher
Michael Arrington
Rhonda Wilson